Exhibit 4.2

MINES MANAGEMENT, INC.

2003 CONSULTANT STOCK COMPENSATION PLAN

As amended June 17, 2004

1.

PURPOSE

The Mines Management, Inc. 2003 Consultant Stock Compensation Plan (the "Plan") is intended to promote the interests of Mines Management, Inc., an Idaho corporation (the "Company"), and any Subsidiary, by offering those outside consultants or advisors of the Company or any Subsidiary, who assist, or, as determined in the sole discretion of the Board, can assist in the development and success of the business of the Company or any Subsidiary, the opportunity to participate in a compensation plan designed to reward them for their services and to encourage and/or retain them  to provide services to the Company or any Subsidiary.

2.

DEFINITIONS

For all purposes of this Plan, the following terms shall have the following meanings:

"Board" means the Board of Directors of the Company.

"Common Stock" means Mines Management, Inc. Common Stock, $.01 par value.

“Subsidiary" means any company of which Mines Management, Inc. owns, directly or indirectly, the majority of the combined voting power of all classes of stock.

3.

ADMINISTRATION

The Board will administer the Plan and take such other actions as it is authorized to take hereunder; provided that the Board may take such actions hereunder in the same manner as the Board may take other actions under the Company's certificate of incorporation and by-laws generally. In the event that the Board has appointed a committee to administer the Plan, references herein to the Board shall include such committee.

The officers of the Company or any Subsidiary will recommend to the Board persons to whom shares may be awarded. The Board shall make all final decisions with respect to the persons to whom awards shall be granted ("Participants"), the number of shares that shall be covered by each award, the time or times at which awards shall be granted, the timing of when awards shall vest, the terms and provisions of the instruments by which awards shall be evidenced, the interpretation of the Plan and all determinations necessary or advisable for its administration.

4.

ELIGIBILITY

Only individuals who are outside consultants or advisors of the Company or any Subsidiary that provide or agree to provide bona fide services to the Company shall be granted awards, provided such services are not in connection with:

-the promotion of the Company’s stock

-capital raising scheme for the Company

-arranging reverse mergers.

In addition, the Company shall not grant awards under this plan wherein it will receive a share of the proceeds of resales of the shares by the Participant(s), or where it or a promoter controls or directs the resale of the shares by the Participant(s).

5.

STOCK SUBJECT TO THE PLAN

The stock, which may be awarded pursuant to this Plan, shall be shares of Common Stock. When shares of Common Stock are awarded, the Company may award authorized but unissued Common Stock, or the Company may award issued Common Stock held in its treasury.  The total number of shares of Common Stock, which may be granted under the Plan, shall not exceed seven hundred thousand (700,000) shares in the aggregate.  Any shares awarded and later forfeited are again subject to award under the Plan.

6.

SHARE AWARDS

6.1  Grant Of Share Awards

Except as otherwise provided herein, the Board shall have complete discretion to determine when and to which outside consultants or advisors Share Awards are to be granted, and the number of shares of Common Stock as to which Awards granted to each consultant or advisor will relate, and the terms and conditions upon which an Award may be issued (including, without limitation, the date of exercisability, exercise price and term of any Award which constitutes an option or warrant to purchase Common Stock). No grant will be made if, in the judgment of the Board, such a grant would constitute a public distribution within the meaning of the Securities Act of 1933, as amended (the Act), or the rules and regulations promulgated thereunder.

6.2  Listing and Registration of Shares

The Company may, in its reasonable discretion, postpone the issuance and/or delivery of any shares of Common Stock awarded pursuant to this Plan until completion of stock exchange listing, or registration, or other qualification of such shares under any law, rule or regulation.

6.3  Designation of Beneficiary

A Participant may, with the consent of the Board, designate a person or persons to receive, in the event of death, any shares of Common Stock to which such Participant would then be entitled pursuant to this Plan.  Such designation will be made upon forms supplied by and delivered to the Board and may be revoked in writing by the Participant. If a Participant fails effectively to designate a beneficiary, then such Participant's estate will be deemed to be the beneficiary.

7.

CAPITAL ADJUSTMENTS

The number and consideration of Common Stock covered by each award granted under this Plan and the total number of shares that may be granted under the Plan shall be proportionally adjusted to reflect, subject to any required action by stockholders, any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change.

8.

APPROVALS

The issuance of shares pursuant to this Plan is expressly conditioned upon obtaining all necessary approvals from all regulatory agencies from which approval is required.

9.

EFFECTIVE DATE OF PLAN

The effective date of the Plan is March 5, 2003.

10.

TERM AND AMENDMENT OF PLAN

This Plan shall expire on March 4, 2013. The Board may terminate or amend the Plan in any respect at any time, except no action of the Board or the Company's stockholders, however, may, without the consent of a Participant, alter or impair such Participant's rights under any Shares previously granted.

11.

NO RIGHT OF ASSOCIATION

Neither the action of the Company in establishing this Plan, nor any action taken by the Board or any Subsidiary, nor any provision of the Plan itself, shall be construed to limit in any way the right of the Company to terminate a Participant's association with the Company at any time.

12.

WITHHOLDING TAXES

The Company or any Subsidiary, as applicable, shall have the right to deduct withholding taxes from any payments made pursuant to the Plan or to make such other provisions as it deems necessary or appropriate to satisfy its obligations to withhold federal, state or local income or other taxes incurred by reason of payment or the issuance of Common Stock under the Plan. However, it is the intent of the Plan that all Participants are deemed to be independent contractors. Accordingly, it is the belief of the Company that if the participant is an independent contractor, the Company will not have any obligation to withhold such federal, state or local income or other taxes.

13.

PLAN NOT A TRUST

Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and any Participant, the executor, administrator or other personal representative, or designated beneficiary of such Participant, or any other persons.

14.

NOTICES

Each Participant shall be responsible for furnishing the Company with the current and proper address for the mailing of notices and delivery of Common Stock pursuant to the Plan. Any notices required or permitted to be given shall be deemed given if addressed to the person to be notified at such address given to the Company by such person and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address. This provision shall not be construed as requiring the mailing of any notice or notification if such notice is not required under the terms of the Plan or any applicable law.

15.

SEVERABILITY OF PROVISIONS

If any provisions of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

16.

HEADINGS AND CAPTIONS

The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

17.

CONTROLLING LAW

This Plan shall be construed and enforced according to the laws of the State of Washington to the extent not preempted by federal law, which shall otherwise control.

18.

ENFORCEMENT OF RIGHTS

In the event the Company or a Participant is required to bring any action to enforce the terms of this Plan, the prevailing party shall be reimbursed by the non-prevailing party for all costs and fees, including actual attorney fees, for bringing and pursuing such action.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Mines Management, Inc. 2003 Consultant Stock Compensation Plan as amended June 17, 2004.

Roy Franklin, Secretary